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                                                                   Exhibit 10.43

                               Flint Lee Road, LLC
                               Chantilly, Virginia


                                  DEED OF LEASE

                                     BETWEEN


                               Flint Lee Road, LLC
                      a Virginia Limited Liability Company
                                   (Landlord)


                                       AND


                            Geerlings and Wade, Inc.
                                    (Tenant)

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                                TABLE OF CONTENTS

 1.      Terms and Definitions ........................................   1

 2.      Uses .........................................................   2

 3.      Rent .........................................................   4

 4.      Tenant's Prepaid Rent and Security Deposit ...................   5

 5.      Utilities ....................................................   6

 6.      Building Services ............................................   6

 7.      Insurance; Indemnity .........................................   6

 8.      Waiver of Subrogation ........................................   7

 9.      Repairs ......................................................   8

10.      Tenant's Property ............................................   8

11.      Improvements and Alterations by Tenant .......................   8

12.      Casualty .....................................................   9

13.      Subletting and Assignment ....................................   9

14.      Liens and Insolvency .........................................  10

15.      Condemnation .................................................  10

16.      Construction of Leased Premises and Occupancy ................  11

17.      Construction Conditions ......................................  11

18.      Rules and Regulations ........................................  11

19.      Parking ......................................................  11

20.      Access .......................................................  12

21.      Signs ........................................................  12

22.      Tenant's Default .............................................  12

23.      Removal of Property ..........................................  13

24.      Quiet Enjoyment, Inability to Perform ........................  14

25.      Hold Over Tenancy ............................................  14

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
26.      Attorneys' Fees and Waiver of Jury Trial .......................  14

27.      Notices and Rent Payments ......................................  15

28.      Limitation of Landlord's Liability .............................  15

29.      Landlord's Reserved Rights .....................................  15

30.      Estoppel Certificates ..........................................  15

31.      Accord and Satisfaction ........................................  16

32.      Waiver .........................................................  16

33.      Subordination ..................................................  16

34.      Time ...........................................................  17

35.      Broker's Indemnification .......................................  17

36.      Anticipatory Repudiation .......................................  17

37.      Applicable Law .................................................  17

38.      Severability ...................................................  17

39.      Binding Effect .................................................  17

40.      Addendum .......................................................  18

41.      Entire Agreement; Amendment ....................................  18

42.      Counterparts ...................................................  18

         EXHIBIT A: DESCRIPTION OF LEASED PREMISES

         EXHIBIT B: IMPROVEMENTS

         EXHIBIT C: RULES AND REGULATIONS

         EXHIBIT D: ADDENDUM

         EXHIBIT E: CONFIRMATION OF COMMENCEMENT DATE

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                                  DEED OF LEASE

         THIS DEED OF LEASE (the "Lease") is made by and between Flint Lee Road, LLC, a Virginia Limited Liability Company ("Landlord"), and Geerlings and Wade, Inc. ("Tenant"), whose address is 960 Turnpike Street, Canton, MA 02021, as of the 29th of October, 2002.

         WHEREAS, Landlord is the owner of a building (the "Building") and land (the "Land") located at 14701 and 14725 Flint Lee Road, Chantilly, VA 20151 (together, the "Project"); and

         WHEREAS, Tenant desires to lease a portion of the Building, and Landlord is willing to lease to Tenant such portion of the Building upon the terms, conditions, covenants and agreements set forth herein;

         NOW, THEREFORE, the parties hereto, for valuable consideration, the receipt of which is hereby acknowledged, intending legally to be bound hereby, covenant and agree as follows:

         1.   TERMS AND DEFINITIONS

              A. "Leased Premises" shall mean approximately 4,815 square feet of space on the first level of the Building having an address of 14701-C Flint Lee Road, Chantilly, VA 20151, and more specifically described in Exhibit A attached hereto and made a part hereof by reference.

              B. "Lease Commencement Date" shall mean November 1, 2002, as that date may be adjusted pursuant to Section 16 below.

              C. "Lease Term" shall mean thirty six (36) months from the Lease Commencement Date, plus the addition of the number of days necessary for the Lease to terminate on the last day of a month, unless the Lease Term is terminated earlier or extended pursuant to the provisions of this Lease.

              D. "Base Rent" shall mean Thirty Four Thousand One Hundred Eight Six and 50/100 Dollars ($34,186.50) per year, payable each month in installments of Two Thousand Eight Hundred Forty Eight and 88/100 Dollars ($2848.88), as adjusted in accordance with the provisions of Paragraph 3.B hereof.

              E. "Additional Rent" shall mean Tenant's Share of Common Area Maintenance Expenses, Tenant's Share of Insurance Costs and Tenant's Share of Real Estate Tax Expenses, as those terms are defined in Paragraph 3.C, and all other sums that Tenant is required to pay to Landlord in addition to Base Rent, including late penalty charges as defined in Paragraph 3.A. Monthly Additional Rent is Nine Hundred Seventy One and 03/100 Dollars ($971.03), subject to adjustment pursuant to the terms of Paragraph 3.

              F. "Tenant's Total Square Footage" shall mean 4,815 square feet; "Total Building Square Footage" shall mean 94,415 square feet; "Tenant's Share" shall mean 5.10%%.

              G. "Deposit" shall mean One Thousand Eight Hundred Twenty Five and 69/100 Dollars ($1,825.69) as currently existing; "Tenant's Prepaid Rent" shall mean Three Thousand Eight Hundred Nineteen and 91/100 Dollars ($3819.91); which represents the first monthly payment of Base Rent and Additional Rent.

              H. "Permitted Purpose" shall mean use of the Leased Premises for office and warehouse use.

              I.   "Broker(s) of Record" shall mean None.

              J. "Authorized Number of Parking Spaces" shall mean five (5) spaces.

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              K.   "Lease Year" shall mean a period of twelve (12) consecutive months, commencing on the first day of the month immediately following the month in which the Lease Commencement Date occurs, and each successive twelve (12) month period thereafter. In addition, the first Lease Year shall also include the period from the Lease Commencement Date until the first day of the following month; provided, however, that the first Lease Year shall begin on the Lease Commencement Date if the Lease Commencement Date occurs on the first day of the month.

         2.   USES

              A. Tenant agrees to continuously use and occupy the Leased Premises for the Permitted Purpose only and for no other purpose. Tenant covenants to comply with the provisions of all recorded covenants, conditions and restrictions, and all building, zoning, fire and other governmental laws, ordinances, regulations or rules applicable to the Leased Premises and all requirements of the carriers of insurance covering the Project. Tenant shall not do or permit anything to be done in or about the Leased Premises or bring or keep anything in the Leased Premises that may in Landlord's judgment (1) increase the insurance premiums for the Project, (2) injure the Project, (3) constitute damage or waste, or (4) be a nuisance (public or private) or menace.

              B. Tenant agrees that it has determined to Tenant's satisfaction that the Leased Premises can be used for the Permitted Purpose and waives any right to terminate this Lease if the Leased Premises cannot be used for such purposes or for any reason may not be used for such purposes during the Lease Term.

              C. Tenant will not use or permit the Leased Premises or any part thereof to be used for any disorderly, unlawful or hazardous purpose. Tenant will not use or permit the Leased Premises to be used for any purpose that interferes with the use and enjoyment of the Building by other tenants. Tenant shall refrain from and discontinue any such use immediately upon receipt of notice from Landlord.

              D. By taking possession hereunder on the Lease Commencement Date, Tenant acknowledges that it has examined the Leased Premises and accepts the same as being in the condition called for by this Lease, except for items on the Punch List as defined in Paragraph 16.E.

              E. (1) For purposes of this Lease, the following definitions shall apply:

                        (i) Environmental Law: Any federal, state or local law, ordinance, rule, regulation, requirement, guideline, code, resolution, order or decree (including consent decrees and administrative orders) from time to time in effect that regulates the use, generation, handling, storage, treatment, transportation, discharge, decontamination, clean-up, removal, encapsulation, enclosure, abatement or disposal of any Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq., the Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq., the Safe Drinking Water Act, 452 U.S.C. (S)(S) 300f et seq., the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 5101 et seq., their state analogs, and any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials.

                        (ii) Hazardous Materials: Any flammable, explosive,
                   radioactive or reactive materials; any asbestos (whether friable or non-friable); any pollutants, contaminants or other hazardous, dangerous or toxic chemicals, materials or substances; any petroleum products or substances or compounds

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                   containing petroleum products, including gasoline, diesel
                   fuel and oil; any polychlorinated biphenyls or substances or compounds containing polychlorinated biphenyls; and any other material or substance defined as a "hazardous substance," "extremely hazardous substance," "hazardous material," "hazardous waste," "toxic materials," "contamination" and/or "pollution" within the meaning of any Environmental Law.

                   (2) Tenant shall not use, generate, manufacture, produce, store, dispose, release, or discharge on, in, or under the Leased Premises or the Project, or transport to or from the Leased Premises or the Project, any Hazardous Materials or allow any other person or entity to do so except with the consent of Landlord. Tenant covenants that its use of and activities on the Leased Premises or Building will be and remain in full compliance with the conditions of Landlord's consent and all Environmental Laws.

                   (3) Tenant shall promptly notify Landlord if Tenant receives notice of, or otherwise becomes aware of, any: (a) pending or threatened environmental regulatory action against Tenant, the Leased Premises or the Project; (b) claims made or threatened by any third party relating to any loss or injury resulting from any leak, spill, release, disposal or discharge of Hazardous Materials; or (c) release or discharge, or threatened release or discharge, of any Hazardous Materials in, on, under or about the Leased Premises or the Project.

                   (4) Tenant agrees to indemnify, defend and hold Landlord, the manager and their respective agents and employees harmless from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including reasonable attorneys' fees) directly or indirectly attributable to Tenant's failure to comply with these provisions, including without limitation: (a) all consequential damages, and (b) the costs of any required or necessary repair, cleanup or remediation of the Leased Premises and/or the Project, and the preparation and implementation of any closure, remediation or other required plan. This indemnity shall survive the termination or expiration of this Lease.

                   (5) Tenant shall be responsible for and shall clean up a release or discharge of any Hazardous Materials caused solely by Tenant, or its agents, employees or invitees on, under or about the Leased Premises, the Project or any part thereof.

              F.   Compliance with Applicable Laws.

                   (1) Compliance by Tenant. Notwithstanding anything in this Lease to the contrary, Tenant shall, at its sole cost and expense, cause all repairs and alterations made to the Leased Premises (whether structural or nonstructural) on or after the Lease Commencement Date, to comply with all laws, ordinances, orders, rules, regulations and requirements (including, without limitation, the Americans With Disabilities Act, 42 U.S.C. (S)(S) 12101 et seq., and all regulations promulgated there under, and the Virginians With Disabilities Act, Va. Code Ann. (S)(S) 51.5 et seq., and all regulations promulgated there under) now or hereafter enacted, by any federal, state or local government, board, commission, office, or any other governmental body or bodies exercising jurisdiction over the Leased Premises (collectively, the "Applicable Laws").

                   (2) Compliance by Landlord. Notwithstanding anything in this Lease to the contrary, Landlord shall cause (i) the Land; (ii) the structural portions of the Building (including the structural portions of the Leased Premises and the premises of other tenants of the Building, but excluding the structural portions of the Leased Premises for which Tenant is responsible pursuant to Paragraph 2.F(1) above); (iii) all nonstructural portions of the Building (excluding the nonstructural portions of the Leased Premises and the premises of other tenants of the Building); (iv) all means of access from the Land to the Building; and (v) all means of passage within the Building (excluding the means of passage inside the Leased Premises, means of passage inside other tenants' premises, entrances to the Leased Premises, and entrances to the premises of other tenants of the Building) to comply with Applicable Laws. Notwithstanding anything in Paragraph 3.C hereof to the contrary, the cost of the foregoing shall be included within the Common

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Area Maintenance Expenses. If Tenant's use or occupancy of the Leased Premises requires unusual or extraordinary expenditures (as compared to the reasonable and customary expenditures required for other tenants of the Building) in order to cause the Land, Building, means of access and passages to comply with any or all Applicable Laws, Tenant alone shall be responsible for the amount by which such cost of compliance exceeds such reasonable and customary expenditures for tenants of comparable size in comparable buildings. Such excess shall be paid by Tenant to Landlord within thirty (30) days after Landlord submits to Tenant an invoice therefore.

                   (3) Indemnification by Tenant.Tenant shall indemnify and defend Landlord and hold Landlord harmless from and against any and all injuries, losses, damages, lawsuits, fines, actions, causes of action, judgments, claims and expenses (including reasonable attorneys' fees and costs) of every nature whatsoever arising from or in any way related to the failure of Tenant, its employees, agents or contractors to comply with Paragraph 2.F(1).

                   (4)  Conflict. If any of the provisions of Paragraphs 2.F(1),
(2) or (3) conflict with any other provision of this Lease, then the provisions of Paragraphs 2.F(1), (2) or (3) shall control.

         3.   RENT

              A. Tenant covenants and agrees to pay to Landlord during the Lease Term (at the place specified for notice in Section 27 below) the Base Rent and Additional Rent without demand, deduction, set-off or counterclaim, payable each month in advance on or before the first day of each calendar month. Base Rent and Additional Rent, together with other amounts that are payable by Tenant to Landlord under this Lease, are collectively referred to herein as the "Rent." Rent for any fractional calendar month at the beginning of the Lease Term shall be that proportion of the monthly installment, which the number of days during such month bears to the total number of days in the month. Rent not paid within five (5) days after the due date shall be subject to a ten percent (10%) late charge, which late charge shall be deemed Additional Rent. Any payment of Rent or any other sum due hereunder which is not paid within thirty (30) days of the date such payment is due shall thereafter bear interest at a rate equal to the lesser of (i) five percent (5%) above the prime rate of interest published on the 30th day after the payment was due, or the closest business day thereto in the Wall Street Journal, or (ii) the maximum rate of interest permitted by law (the "Default Rate").

              B. The Base Rent set forth in Paragraph 1.D shall be increased on the first anniversary date of the Lease Commencement Date (beginning of the second Lease Year) by an amount equal to 3% of the Base Rent and thereafter on each anniversary date of the Lease Commencement Date by an amount equal to 3% of the Base Rent as previously adjusted upward on the immediately preceding anniversary date of the Lease Commencement Date.

              C. (1) In addition to the Base Rent, Tenant shall pay Tenant's Share of "Common Area Maintenance Expenses," which, for purposes of this Lease, shall be defined as all reasonable expenses relating to the Project including, but not limited to, Building Services as set forth in Paragraph 6 below, utilities not separately metered to individual tenants, maintenance, the cost of all service and maintenance contracts (except where otherwise provided), repairs, operating supplies, snow removal, landscape maintenance (including upgrades and replacements), litter removal, tools, materials, labor for maintenance, resurfacing, repainting, car stops on-site, security services, re-striping of parking areas, management expenses, the portion of capital expenditures amortized over its useful life attributable to each Lease Year under generally accepted accounting procedures, legal and accounting fees incurred in connection with the operation and maintenance of the Building, Landlord's general and administrative expenses, reasonable reserves for replacements ( Landlord agrees that it will not reserve for capital expenditure items as defined by Generally Accepted Accounting Principles) , repairs and contingencies, charges of any kind imposed by any governmental authority in connection with the use and occupancy of the Project or Leased Premises (including, without limitation, any and all license, permit and inspection fees), any other costs and expenses incurred by Landlord in owning, maintaining or operating the Project, and the costs of any additional services not provided to the Project on the Lease Commencement Date but thereafter

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obtained or provided by Landlord. Common Area Maintenance Expenses shall not include any duplicate charges for expenses and shall not include interest expenses or depreciation. In addition to the foregoing, Tenant shall also pay Tenant's Share of "Insurance Costs" (as hereinafter defined) and "Real Estate Tax Expenses" (as hereinafter defined). For purposes of this Lease, "Insurance Costs" shall be defined as all insurance expenses relating to the Project including, but not limited to, the insurance identified in Paragraph 7.A hereof. For purposes of this Lease, "Real Estate Tax Expenses" shall be defined as all taxes and assessments, including, but not limited to, any B.P.O.L., rental, sales, use or business tax (general or special, ordinary or extraordinary, foreseen or unforeseen) assessed, levied or imposed upon the Project, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building, whether or not based on or measured by the receipts of revenues from the Project (including all taxes and assessments for public improvements or any other purpose). Real Estate Tax Expenses shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including, but not limited to, reasonable legal fees. Upon written request by Tenant, Landlord agrees to furnish Tenant with a copy of the paid real estate tax bill. The foregoing, Common Area Maintenance Expenses, Insurance Costs and Real Estate Tax Expenses, are hereinafter sometimes referred to collectively as "Expenses," which Expenses shall be payable at the minimum rate of Two and 42/100 Dollars ($2.42) per square foot of Tenant's Total Square Footage, one twelfth (1/12) of which shall be paid each month as Additional Rent with the Base Rent, which amount is subject to adjustment pursuant to the terms of Paragraph 3.C (2).

                   (2) Annually or from time to time, the Landlord may adjust the monthly Expenses to reflect more accurately anticipated monthly Expenses. Landlord shall give Tenant at least thirty (30) days advance notice of any such adjustment. Payments are due on the first day of the month following the issuance to Tenant of the revision notice at the new rate.

                   (3) Following the close of each calendar year, Landlord will, as soon as reasonably practicable, determine if there is a deficiency in the amount collected for Expenses. If it is determined that a deficiency exists, Landlord shall deliver to Tenant notice of the amount of the deficiency, if any, between the Expenses paid and the actual Expenses incurred. Tenant shall reimburse Landlord within thirty (30) days after notice of such deficiency.

              D. Tenant's liability for any and all Expenses, in addition to any other expenses, charges or costs as defined in the Lease, shall survive the expiration of the Lease Term.

              E. Any statement of Expenses shall be provided by Landlord to Tenant and shall be conclusive and binding upon Tenant except in the event that Tenant, within sixty (60) days after receipt of the statement, notifies Landlord that it disputes the correctness of the statement and specifies the respects in which the statement is alleged to be incorrect or unreasonable. Tenant shall thereafter have thirty (30) days to inspect Landlord's records upon at least ten
(10) business days' notice to Landlord. Within fifteen (15) days of such inspection, Tenant shall notify Landlord of its finding in detail. Pending the determination of any dispute, Tenant shall pay all amounts due pursuant to the disputed statement, but such payments shall be without prejudice to Tenant's position. Any such inspection shall be at Tenant's expense.

              F. No payment by Tenant or receipt by Landlord of lesser amounts of Rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid Rent. No endorsement or statement on any check or any letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided under this Lease.

         4.   TENANT'S PREPAID RENT AND SECURITY DEPOSIT

         On or before the execution of this Lease, Tenant shall pay to Landlord the Deposit and Tenant's Prepaid Rent (which shall be applied to the Rent due in the first month or months of the

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Lease Term) as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant fully complies with all of the terms and conditions required of Tenant under this Lease, the Deposit shall be refunded to Tenant upon expiration of this Lease. Landlord may, but is not obligated to, apply a portion of the Deposit to cure any default hereunder, and Tenant, within five (5) days following notice from Landlord, shall replenish the amount necessary to restore the Deposit to its full amount.

         5.   UTILITIES

         Tenant shall be solely responsible for and shall promptly pay all charges for gas, electricity, and other utilities used or consumed and metered on the Leased Premises. Landlord shall not be liable to Tenant for any interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute a constructive eviction or grounds for rental abatement in whole or in part.

         6.   BUILDING SERVICES

         Landlord agrees to maintain all parking and exterior areas and to maintain and repair the exterior, the structural portions and the roof of the Building (collectively, the "Building Services"). Landlord shall not be liable in any event, nor shall Rent be abated, because of an interruption in Building Services.

         7.   INSURANCE; INDEMNITY

              A. Landlord shall secure and maintain throughout the Lease Term insurance in amounts and form within Landlord's reasonable discretion and customary for landlords of similar projects to carry including:

                   (1) Fire and casualty insurance, with extended coverage endorsement attached, in the amount of the full replacement value of the Building;

                   (2) Commercial general liability insurance (including bodily injury and property damage insurance) with respect to the Project but not to the Leased Premises or other tenant occupied space;

                   (3) Rental Abatement Insurance against loss of rent in case of fire or other casualty.

                   Landlord may, but is not obligated to, purchase such other insurance customarily purchased from time to time by owners and managers of similar buildings in the Northern Virginia area. Notwithstanding the provisions of Paragraph 7.A(2) above, Landlord may charge Tenant any excess cost of the insurance described in this Paragraph 7.A charged by the insurance carrier due to the particular use of the Leased Premises by Tenant.

              B. Tenant shall, at its own expense, procure and maintain throughout the term of this Lease:

                   (1) Commercial general liability insurance without deductible insuring Tenant's activities with respect to the Leased Premises against loss, damage or liability for personal injury or death, damage to property or commercial loss occurring on or about the Leased Premises, in amounts no less than:

                        (a) One Million and 00/100 Dollars ($1,000,000) with respect to personal injury or death to any one person;

                        (b) Five Million and 00/100 Dollars ($5,000,000) with respect to personal injury or death arising out of any one occurrence;

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                        (c)  One Million and 00/100 Dollars ($1,000,000) with
                             respect to property damage arising out of any one occurrence;

                   (2) Workers' compensation insurance in at least the statutory amounts with respect to any work or other operations in or about the Leased Premises;

                   (3) Any other form or forms of insurance that Landlord or any mortgagee of Landlord may reasonably require and such other insurance in form, amounts and for insurance risks as a prudent tenant operating a similar business would maintain to protect itself.

              Landlord and Landlord's mortgagee, if required by the Mortgagee, shall be named as additional insureds under such insurance and such insurance shall be primary and non-contributing with any insurance carried by Landlord. The liability insurance policy shall contain endorsements requiring thirty (30) days notice to Landlord prior to any policy cancellation or any reduction in the amount of coverage of such insurance. Tenant shall deliver to Landlord, as a condition precedent to its taking occupancy of the Leased Premises (but not to its obligation to pay Rent), a certificate (or certificates) evidencing such insurance. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims against Landlord for injury to Tenant, its agents, employees, invitees or third persons in or about the Leased Premises from any cause arising at any time, except those which arise because of the gross negligence or willful misconduct of Landlord, its agents or employees.

              C. Tenant shall indemnify, defend and hold harmless Landlord, its members, partners, shareholders, officers, agents, employees and assigns, from and against any and all injuries, losses, damages, lawsuits, actions, causes of action, judgments, claims and expenses (including reasonable attorneys' fees and costs, whether or not suit is actually brought) of every nature whatsoever arising from Tenant's use of the Leased Premises, or the Project; the conduct of Tenant's business therein; the addition by Tenant of any improvements thereto; any activity, work or action done, permitted or suffered by Tenant in or about the Leased Premises, or the Project; any breach or default in the performance of any of Tenant's obligations under this Lease; or any act, neglect, fault or omission of Tenant or of its agents, employees, invitees or licensees (collectively, "Tenant's Invitees"). This indemnity shall survive the termination or expiration of this Lease.

              D. All personal property of Tenant located in the Leased Premises or in the Project shall be at the sole risk of Tenant. Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof, unless such damage, theft or misappropriation is directly attributable to the gross negligence or willful misconduct of Landlord, its agents or employees. Except as otherwise provided herein, Tenant hereby expressly releases Landlord from any liability incurred or claimed by reason of damage to Tenant's property. Landlord shall not be liable in any manner, nor shall this Lease be affected, for conditions arising or resulting from construction on contiguous premises.

              E. Landlord shall not be liable in any manner to Tenant or Tenant's employees, agents and invitees for any injury or damage to them or their property caused by the criminal or intentional misconduct of third parties and all claims against Landlord for any such damage or injury are hereby expressly waived by Tenant except in the case of Landlord's gross negligence or willful misconduct. Tenant hereby agrees to hold harmless and indemnify Landlord from all damages and expenses of defending claims made by Tenant's invitees arising out of acts by third parties.

         8.   WAIVER OF SUBROGATION

         Tenant and Landlord each releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion or any other perils or casualty whether due to the negligence of either party, their agents, employees, invitees or others, except for loss or damage caused by a violation of an Environmental Law or by Hazardous Materials or loss covered by Workers Compensation Insurance.

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         9.   REPAIRS

         Tenant agrees to maintain the Leased Premises in a neat, clean and sanitary condition and to keep the Leased Premises in good repair. Such maintenance and repair shall be at the sole cost of Tenant and shall include, but not be limited to, the maintenance and repair of heating, ventilation, air conditioning, electrical, lighting and plumbing systems, floor coverings, ceilings, walls, front and rear doors, and all glass at the Leased Premises. Tenant shall maintain a full service parts and labor maintenance contract through a reputable heating, ventilation and air conditioning contractor during the Lease Term and any and all extensions thereof and shall provide copies to the Landlord of all such maintenance contracts within thirty (30) days of the Lease Commencement Date and upon each renewal or commencement of a new contract. If Tenant fails to maintain or keep the Leased Premises in good repair, and Tenant fails to promptly commence and diligently pursue such repair following notice from Landlord, Landlord may perform maintenance and repairs, and the cost thereof shall constitute Additional Rent payable by Tenant within ten (10) days of notice by Landlord to Tenant that such Additional Rent is due and payable.

         10.  TENANT'S PROPERTY

              A. Furnishings, fixtures and equipment installed by Tenant shall be the property of Tenant, subject to Section 23 below. Upon termination of this Lease, if Tenant is not in default, Tenant may remove any such property, and, regardless of default, Tenant shall remove any property if so directed by Landlord. If Tenant fails to remove such property by the date of termination or expiration of the Lease, the remaining personal property and fixtures of Tenant shall be deemed abandoned. Thereafter, Landlord may remove such property of Tenant and Landlord shall not be liable for any loss or damage to such property, which may occur during Landlord's removal thereof. Tenant shall be liable for all expenses incurred by Landlord by removal, storage, sale and/or disposal of Tenant's personal property and fixtures and agrees to indemnify and hold harmless Landlord from all such expenses. At the termination or expiration of the Lease, Tenant shall repair the Leased Premises to the same condition as when the Lease Term commenced, ordinary wear and tear excepted, or reimburse Landlord for the cost of so repairing the Leased Premises.

              B. Tenant shall be liable for and shall pay before delinquency all taxes levied against any personal property or fixtures placed by Tenant in or about the Building or the Leased Premises. If any such taxes on Tenant's personal property or fixtures are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon personal property or fixtures of Tenant, Tenant shall, upon demand, reimburse Landlord for the amount of the taxes levied against Landlord or Landlord's Property resulting from such increase in the assessment. Tenant shall have the right, at Tenant's sole cost and expense, to bring suit to recover the amount of any such taxes paid under protest, and any amount recovered to the extent previously paid by Tenant shall belong to Tenant.

         11.  IMPROVEMENTS AND ALTERATIONS BY TENANT

         On and after the Commencement Date, Tenant may not make any improvements or alterations to the Leased Premises without Landlord's prior written approval. All improvements or alterations by Tenant shall be performed, at Tenant's expense, in compliance with applicable building codes and local ordinances and must be in conformity with plans and specifications approved by Landlord. If requested by Landlord, Tenant will post a bond or other security satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. All work shall be performed in a good and workmanlike manner with materials (where not specifically described in the specifications) of the quality and appearance comparable to those in the Building, and such work shall become the property of the Landlord. If Tenant desires to improve or alter the Leased Premises and Landlord gives its written consent to such improvements or alterations, then, at Landlord's option, Tenant shall contract with Landlord for the construction of such improvements or alterations. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, costs, damages, expenses, claims and judgments including, without limitation, reasonable attorneys' fees incurred by Landlord due to mechanics' liens encumbering the Project or the Leased Premises or by reason of the performance of work on the Leased Premises at any time by Tenant or Tenant's agents, employees or contractors. Tenant represents and warrants that Tenant will maintain sufficient insurance to cover Tenant's indemnification under this Section 11. The comprehensive general liability insurance for Tenant or Tenant's agents or contractors shall be written on an occurrence basis with liability of not less than One Million and 00/100 Dollars ($1,000,000) per occurrence. Tenant shall notify its contractors and agents (i) to maintain without interruption liability insurance covering their actions and the actions of their employees and agents and (ii) that any work performed at the request of Tenant relating to the Leased Premises shall not be regarded as work performed for the owner of the Leased Premises and shall not entitle the person performing such work to place any mechanics' liens on the Leased Premises or create any other rights for such third parties against Landlord.

         12.  CASUALTY

         If the Leased Premises or the Building are destroyed or damaged by fire, earthquake or other casualty in whole or in part, then Landlord shall give notice to Tenant, within forty five days of the damage or destruction of the Building and/or the Leased Premises, of Landlord's intention to restore the Leased Premises. If Landlord decides not to rebuild and restore the Building, this Lease shall be terminated as of the date of such notice. If Landlord decides to rebuild the Building, Landlord shall proceed with reasonable diligence to rebuild and restore the Leased Premises or such part thereof, which has been destroyed or damaged. During the period of such rebuilding and restoration, the Rent shall be abated from the date of casualty in the same ratio as the square footage in the portion of the Leased Premises that is untenantable bears to the entire Leased Premises. If Landlord reasonably determines that such destruction or damage cannot be repaired within two hundred seventy (270) days from the date of notice, Landlord shall inform Tenant of that determination in the aforesaid notice. In such event, either Landlord or Tenant may, within twenty (20) days after such notice, terminate this Lease. If neither party terminates the Lease during the twenty (20) day period, this Lease shall remain in effect and Landlord shall diligently proceed to repair or reconstruct the Leased Premises and Rent shall abate as set forth above.

         13.  SUBLETTING AND ASSIGNMENT

              A. Tenant will not sublet all or any part of the Leased Premises or transfer possession or occupancy thereof to any person, firm or entity or transfer or assign this Lease without the prior written consent of Landlord, which consent may not be withheld unreasonably by Landlord. No subletting or assignment hereof shall be effected by operation of law or in any other manner except with the prior written consent of Landlord. If Tenant is a corporation, other than a public corporation (one whose voting stock is listed on a national securities exchange as defined in the Securities Exchange Act of 1934), then the sale, issuance or transfer of any voting capital stock of Tenant, by the person, persons or entities owning a controlling interest therein as of the date of this Lease or which results in a change in the voting control of Tenant, shall be deemed to be an assignment of this Lease within the meaning of this Section 13. If Tenant is a partnership or a limited liability company, the sale or transfer of all or a part of the partnership share of any general partner or a member's interest shall be deemed to be an assignment of this Lease within the meaning of this Section 13. Tenant further agrees that any permitted subletting of the Leased Premises shall be subject to the provisions of Paragraph 13.C below. Tenant shall promptly pay to Landlord at the time consent is requested the estimated amount of Landlord's reasonable costs and expenses to be incurred in connection with the review of the assignment or sublease including, but not limited, to reasonable attorneys' fees and costs and Tenant shall be responsible for payment of all such actual and reasonable costs upon completion of such review. Any subletting or assignment consented to by Landlord shall be evidenced in writing in a form reasonably acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord's consent in writing to any subsequent assignment or subletting nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease. Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay such rent directly to Landlord upon notice from Landlord that Tenant is in default of this Lease.

              B. Tenant shall give to Landlord notice of Tenant's desire to sublease or assign the Lease together with relevant financial and general information about the potential subtenant or assignee and an assignment or sublease executed by all parties but Landlord in order to secure Landlord's written consent. Within thirty (30) days of receipt of said notice, Landlord shall have the right (i) to consent to the proposed sublease or assignment with or without conditions, (ii) to reject the proposed sublease or assignment, (iii) to terminate this Lease and to enter into a new lease with Tenant for the portion of the Leased Premises Tenant retains upon terms to be mutually agreed upon, or (iv) to sublease from Tenant at the same rental rate and subsequently to re-let that portion of the Leased Premises that Tenant desires to relinquish. If Landlord exercises its right to terminate this Lease, Tenant agrees that Landlord shall have access to the applicable portion of the Leased Premises at least thirty (30) days prior to the effective date of termination for remodeling or redecorating purposes.

              C. If Landlord does not exercise its right to terminate this Lease and Landlord has granted its written consent, then Tenant may sublet all or a portion of the Leased Premises. Any rent accruing to Tenant as a result of such sublease which exceeds the proportionate share of Rent then being paid by Tenant for the area of the Leased Premises being sublet, shall be paid by Tenant to Landlord monthly, as Additional Rent.

              D. In the event of any subletting of the Leased Premises or assignment of this Lease by Tenant, with or without Landlord's consent, Tenant shall remain liable to Landlord for payment of the Rent stipulated herein and all other covenants and conditions contained herein.

         14.  LIENS AND INSOLVENCY

         Tenant shall keep the Leased Premises, and the Project free from liens arising from work performed for, materials furnished to, or obligations incurred by Tenant. If at any time a lien or encumbrance is filed or recorded against the Leased Premises, or the Project as a result of the Tenant's failure to pay any obligations, Tenant shall promptly discharge such lien or encumbrance. If such lien or encumbrance has not been removed within fifteen (15) days from the date it is filed or recorded against the Leased Premises, or the Project, Tenant agrees to post a bond or other security satisfactory to Landlord to discharge the lien, or deposit with Landlord funds in an amount equal to one hundred fifty percent (150%) of the amount of the lien until such lien is discharged. If Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for Tenant or to supervise any of Tenant's property, then Landlord shall have the right to terminate this Lease at any time by thirty (30) day notice to Tenant.

         15.  CONDEMNATION

         If the whole or any part of the Leased Premises shall be taken under the power of eminent domain or sold under threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is delivered to such authority or entity. Rent for the remainder of the Lease Term shall be reduced in the proportion that the total square footage of the Leased Premises that is taken bears to the remainder of the Leased Premises that is not taken. If a partial taking or sale (i) substantially reduces the area of the Leased Premises, resulting in a substantial inability of the Tenant to use the Leased Premises for Tenant's business purposes, or (ii) renders the Building unviable commercially to Landlord (in such case as determined by Landlord in its sole but reasonable judgment), Tenant (in the case of (i)) and Landlord (in the case of (ii)) may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives a written notice of the portion to be taken or sold. Such termination shall be effective at the time when the property is taken or sold. Tenant shall have no claim against Landlord or the condemning authority for any portion of the condemnation award or settlement paid for the value of any unexpired term of this Lease. All such condemnation awards and similar payments shall be paid to and belong to Landlord. Tenant may make a separate claim against the condemning authority for a separate award or payment for the value of Tenant's fixtures, for relocation costs, and for consequential damages allowed by law (except for the loss of the leasehold interest), provided that such awards do not reduce Landlord's award.

         16.  CONSTRUCTION OF LEASED PREMISES AND OCCUPANCY

              A. Landlord shall tender the Leased Premises to Tenant on the Lease Commencement Date in its currently existing condition (hereafter "AS IS"). Tenant shall be responsible for obtaining all permits or licenses necessary for its lawful occupancy of the Leased Premises, including the non-residential use permit. On or immediately following the Lease Commencement Date, Landlord and Tenant shall execute a declaration of delivery acknowledging the Lease Commencement Date and the expiration date in the form attached hereto as Exhibit E.

              B. If Landlord is unable to tender possession of the Leased Premises on the Lease Commencement Date because (i) the Leased Premises are located in a building that is being constructed but is not sufficiently completed to make the Leased Premises ready for occupancy; (ii) repairs, improvements or decoration of the Leased Premises have not been completed; (iii) a tenant is holding over or has otherwise retained possession beyond lease termination; or (iv) any other reason beyond the control of Landlord, Landlord shall not be subject to any liability for the failure to tender possession of the Leased Premises to Tenant on the Lease Commencement Date. In the case of holding over, provided Landlord shall promptly institute suit for recovery of the Leased Premises and diligently pursue the same, Landlord shall have no responsibility for any delay in tendering possession of the Leased Premises to Tenant. Under such circumstances the Rent shall not commence until possession of the Leased Premises is tendered to Tenant. No such failure to give possession on the Lease Commencement Date shall in any other respect affect the validity of this Lease or the obligation of Tenant hereunder, or be construed to extend or reduce the Lease Term. If permission is given to Tenant to enter into the possession of the Leased Premises prior to the Lease Commencement Date, Tenant covenants and agrees that such occupancy shall be under all the terms, covenants, conditions and provisions of this Lease except those specifically excluded by Landlord.

         17.  CONSTRUCTION CONDITIONS

         With respect to construction of the Tenant Improvements, the parties agree that:

              A. If Landlord does not construct the Tenant Improvements, Landlord will tender possession of the Leased Premises to Tenant "AS IS" and the Lease Commencement Date and the commencement of the obligation to begin paying Rent shall be immediately upon the tender of possession of the Leased Premises. All improvements and alterations constructed on or after the Lease Commencement Date must comply with Section 11 of this Lease.

              B. Tenant, its employees, contractors, agents and invitees shall not have any claim against Landlord for any personal injury or property damage arising during or from construction.

         18.  RULES AND REGULATIONS

         Tenant covenants that Tenant and its agents, employees, invitees, or those claiming under Tenant will at all times observe, perform and abide by the Rules and Regulations attached to this Lease as Exhibit C or such other rules and regulations as may be reasonably promulgated by Landlord from time to time.

         19.  PARKING

         Tenant and its employees, agents and invitees shall have the non-exclusive right to use the Authorized Number of Parking Spaces (set forth in Paragraph 1.J) during the Lease Term, pursuant to the rules and regulations relating to parking adopted by Landlord from time to time. Tenant agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord may, at its own discretion, change the location and nature of the parking spaces available to Tenant, its employees, agents and invitees, and Landlord may restrict Tenant parking to specific parking spaces, provided that after such change there shall be available to Tenant and its employees, agents and invitees the same number of spaces as available before the change.

         Tenant shall not allow parking, standing, or unloading of vehicles which blocks traffic in the common driveway that services the Leased Premises and other adjoining premises owned by the Landlord. In the event that a vehicle owned by the Tenant, Tenant's employees, agents, or invitees, a supplier of the Tenant, or an independent freight carrier company making delivery to Tenant, blocks the common driveway, Tenant irrevocably authorizes Landlord to have these vehicles or other obstructions removed at Tenant's expense, and, in addition, Tenant agrees to indemnify and hold harmless Landlord from any claim made by any party in connection with such removal.

         Any vehicle on the parking lot that is unlicensed or in a state of disrepair will be towed at the owner's expense, and Tenant agrees to indemnify and hold harmless Landlord from any claim made by any party in connection with such removal. Vehicle repairs are not permitted in the parking areas of the Project. The parking lot shall be utilized only for business parking related to tenants' occupancy.

         Tenant shall not store any items in the parking facilities or dispose of any trash therein. Any such storage or trash for which Tenant, its employees, invitees, or agents are responsible will be removed by Landlord at Tenant's expense.

         20.  ACCESS

         Tenant shall permit Landlord, upon reasonable advance notice, to enter the Leased Premises at reasonable times for the purpose of inspecting, altering and repairing the Leased Premises and for ascertaining compliance by Tenant with the provisions of this Lease. Notwithstanding the aforesaid, Landlord may enter the Leased Premises in case of emergency. With advance notice, Landlord may show the Leased Premises to prospective purchasers, lenders or tenants at reasonable times, provided that Landlord shall not unreasonably interfere with Tenant's business operations.

         21.  SIGNS

         Signs and symbols shall not be placed in the doors or windows or elsewhere upon or about the Leased Premises or the Building without the prior written approval of the Landlord. Any signs or symbols, which have been placed upon or about the Leased Premises or the Building by or on behalf of Tenant without such approval, may be removed by Landlord at Tenant's expense. Upon termination of Tenant's tenancy, all signs installed by or on behalf of Tenant shall be removed, and any damage resulting there from shall be promptly repaired at Tenant's expense.

         22.  TENANT'S DEFAULT

         It shall be an "Event of Default" if (i) Tenant fails to pay within ten
(10) days of when due any Rent or any other charge or payment required of Tenant hereunder (although no legal or formal demand has been made therefore); (ii) Tenant violates or fails to perform any of the conditions, covenants, terms or agreements in this Lease except those described in (i) and such violation or failure continues for a period of fifteen (15) days after notice thereof to Tenant by Landlord; (iii) Tenant makes a general assignment for the benefit of its creditors, or files a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) a proceeding is filed against Tenant seeking any relief mentioned in (iii) above; (v) a trustee, receiver or liquidator is appointed for Tenant or a substantial part of its property; (vi) Tenant vacates or abandons the Leased Premises and does not continue to pay Rent currently (an absence of substantial activity by Tenant in the Leased Premises for more than seven (7) consecutive days shall constitute such abandonment); or
(vii) Tenant mortgages, assigns or otherwise encumbers its leasehold interest without the prior written consent of Landlord. If an Event of Default occurs, at the option of Landlord, the Lease shall continue, or the Lease shall cease and terminate. This Lease shall operate as a notice to quit, or of

Landlord's intention to reenter the Leased Premises, such notices being hereby expressly waived, and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of Virginia or by such other proceedings, including reentry and possession, that may be available to Landlord. If Landlord elects to terminate this Lease, the obligations herein to be performed by Landlord shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Rents and other charges accrued up to the time of termination or recovery of possession by Landlord, whichever is later. If this Lease is terminated before the expiration of the Lease Term by reason of an Event of Default, the Leased Premises may be re-let by Landlord for such rent and upon such terms as Landlord is able to reasonably obtain, and, if the full Rent is not realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, the deficiency in Rent, reasonable attorneys' fees, collection and repossession costs and all expenses of placing the Leased Premises in rentable condition and leasing the Leased Premises (including commissions, tenant improvements and concessions, etc.). If the Landlord takes possession of the Leased Premises pursuant to this Lease, Landlord may in its own name but, as agent for Tenant, re-let the Leased Premises for such term or terms and on such conditions as Landlord, in its discretion may determine. Upon any re-letting by Landlord, the amount of rent and other terms and conditions of such re-letting shall be deemed prima facie fair and reasonable. Any damage or loss sustained by Landlord may be recovered by Landlord, at Landlord's option, (i) at anytime; (ii) in separate actions, from time to time, as said damage shall have been made more easily ascertainable by re-letting or otherwise; (iii) be deferred until the expiration of the Lease Term, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said Lease Term; or (iv) if Landlord after attempting to get a new tenant is unable to find a new tenant for the Leased Premises within one hundred twenty (120) days from termination of this Lease, Tenant shall pay Landlord the present value (discounted at 10%) of all the Base Rent due for the remainder of the Lease Term (as if there had been no termination for cause) as liquidated damages and not as a penalty subject to a credit or credits for all net income (income less expenses) received by Landlord from a tenant for occupancy during the Lease Term of Tenant. The provisions contained in this Section 22 shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law.

         23.  REMOVAL OF PROPERTY

              A. Upon termination or expiration of the Lease, Landlord has the option to require Tenant to remove any or all of the improvements or alterations made for and by Tenant, including any made during the period from execution of this Lease through the Lease Term including the Tenant Improvements.

              B. Any improvements to the Leased Premises installed by Tenant shall, at Landlord's election upon any default of Tenant hereunder or the termination or expiration of this Lease, become the property of Landlord.

              C. In the event of removal by Tenant of any improvements and/or alterations, Tenant is obligated to repair the Leased Premises to its condition prior to the improvements and/or alterations, less wear and tear.

              D. If, upon default by Tenant or termination or expiration of this Lease, Landlord enters or takes possession of the Leased Premises, Landlord shall have the right, but not the obligation, to remove from the Leased Premises all personal property of Tenant located therein and to store such property in any place selected by Landlord, including, but not limited to, a public warehouse, at the expense and risk of the owners thereof.

         24.  QUIET ENJOYMENT, INABILITY TO PERFORM

              A. For so long as Tenant pays all Rent and performs each and every agreement, covenant and condition required of Tenant under this Lease, Tenant shall quietly enjoy the Leased Premises subject to the terms, covenants and conditions of this Lease and the Superior Instruments

(as defined in Section 33 below).

              B. This Lease and the obligation of Tenant to pay Rent and to perform all of the agreements, covenants and conditions shall not be affected, impaired or excused because Landlord, due to unavoidable delay, is unable to fulfill any of its obligations under this Lease, unable to supply or is delayed in supplying any service or product expressly or impliedly to be supplied, or unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations.

         25.  HOLD OVER TENANCY

         If Tenant fails to surrender possession of the Leased Premises upon the expiration or earlier termination of the Lease Term, Tenant shall become a tenant at sufferance, at a rental rate equal to one and one-half (1 1/2) times the annual Base Rent in effect on the date of the expiration of the Lease Term and subject to the agreement, covenants and conditions of this Lease. Occupancy for one day or more in any month shall create an obligation upon Tenant to pay Rent and Additional Rent for the entire month. The occupancy will terminate on the last day of the month, which is at least thirty (30) days after the date upon which notice is given. Acceptance by Landlord of Rent after such expiration or earlier termination date shall not constitute a renewal of the Lease Term. If Tenant fails to surrender the Leased Premises upon the expiration of this Lease, Tenant shall be liable to Landlord for all resulting damages, including consequential damages, and Tenant agrees to indemnify and hold Landlord harmless from all injury, loss, claims, expenses and liability, including without limitation any claims made by any succeeding tenant (including reasonable attorneys' fees) resulting from such failure to surrender.

         If Landlord re-lets the Leased Premises to a new lessee and the term of such new lease commences during the period for which Tenant holds over, Landlord shall be entitled to recover from Tenant any and all costs, expenses, legal expenses, attorneys' fees and costs, damages, loss of profits or any other costs incurred by Landlord as a result of Tenant's failure to deliver possession of the Leased Premises to Landlord when required under this Lease.

         26.  ATTORNEYS' FEES AND WAIVER OF JURY TRIAL

              A. If, because of a breach of this Lease, Landlord refers this Lease to an attorney or if Landlord brings suit for the possession of the Leased Premises and/or for the recovery of any sum due under this Lease or for any other relief against Tenant hereunder, then all costs and expenses (including reasonable attorneys' fees and costs) incurred by Landlord in connection therewith shall be paid by Tenant, which obligation shall be deemed to have accrued on the date of referral to such attorney and shall be enforceable whether or not any action is prosecuted to judgment.

              B. If Landlord is named as a defendant in any suit brought in connection with, arising out of, or related to Tenant's occupancy of the Building or the Leased Premises, Tenant shall pay to Landlord all of Landlord's costs and expenses incurred in such suit, including reasonable attorneys' fees and costs.

              C. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought against the other in connection with any matter arising out of or in any way related to this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage occurring on the Land or within the Building.

         27.  NOTICES AND RENT PAYMENTS

         All notices required by this Lease shall be in writing and shall be sent by certified mail or registered mail, return receipt requested, or by personal or overnight delivery with receipt of delivery, to Landlord, Flint Lee Road, LLC, c/o Cecil Pruitt, Jr., Manager, P.O. Box 179, White Post, Virginia, 22663, with a copy to Maitresse Management Company, 14101-D Willard Road, Chantilly, Virginia 20151 and to Tenant at 960 Turnpike Street, Canton, MA 02021 to the attention of Mr. Greg Kober, or to such other addresses as may hereafter be designated by either party by notice. Notices shall be deemed to have been received as of the date of receipt or refusal if by personal or overnight delivery. In addition, all Rent and such other sums as required to be paid to Landlord pursuant to the terms of this Lease shall be made payable to Flint Lee Road, LLC and ;mailed, U.S. Mail, to Maitresse Management Company, 14101-D Willard Road, Chantilly, Virginia 20151, or such other address as designated by Landlord.

         28.  LIMITATION OF LANDLORD'S LIABILITY

         The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, members, directors, officers or shareholders of Landlord, and Tenant agrees to seek recourse, if any, solely against Project, which is the subject of this Lease. Actions against other assets of the Landlord or its partners, members, directors, officers, or shareholders for satisfaction of any liability with respect to this Lease constitutes a breach of the Lease. Tenant agrees not to seek recourse against the individual partners, members, directors, officers or shareholders of Landlord or any of their personal assets for claims arising from this Lease. Landlord shall not be liable for any damage, delay or default which results from any cause outside the reasonable control of Landlord including, but not limited to, floods, hurricanes, strikes, labor troubles and other acts of God.

         29.  LANDLORD'S RESERVED RIGHTS

         Without notice and without liability to Tenant except as otherwise provided herein, Landlord shall have the right to:

              A.   Change the name or street address of the Building.

              B. Install and maintain signs on the exterior of the Building in a reasonable manner.

              C. Make reasonable rules and regulations as, in the judgment of Landlord, may from time to time be needed for the safety of tenants, the care and cleanliness of the Building and the preservation of good order in the Building and on the Land. Tenant shall be notified promptly of changes to the rules and regulations.

              D. Grant utility or other easements or re-plat, subdivide or make such other changes in the legal status of the Land, as Landlord shall deem necessary, provided such grant or changes do not materially interfere with Tenant's use of the Leased Premises as provided under this Lease.

              E. Sell the Project and assign this Lease and the Deposit to the purchaser and upon such assignment be released from all of its obligations hereunder.

         30.  ESTOPPEL CERTIFICATES

         Within ten (10) days after request therefore by Landlord, its agents, successors, or assigns, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying that this Lease is in full force and effect with or without modification as the case may be, the amount (if any) of Tenant's Prepaid Rent and Deposit, that Landlord has performed all of its obligations under this Lease and that there are no defenses, counterclaims, deductions, offsets or other excuses for Tenant's non-performance under this Lease, and any other fact reasonably requested by Landlord or such proposed mortgagee or purchaser. If Tenant fails to execute and deliver to Landlord an Estoppel certificate as and when required by this Section 30, Landlord shall be entitled to execute such certificate on Tenant's behalf, and Tenant hereby appoints Landlord as Tenant's attorney-in-fact for such purpose, with full power and authority to execute, acknowledge, certify and deliver such certificate on behalf of Tenant, stating that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance and Tenant has no right to offset, counterclaim, defenses or deduction against Rent or the Landlord hereunder; (iii) no more than one month's Rent has been paid in advance; and
(iv) the amount of the Deposit held by Landlord is as represented by Landlord.

         31.  ACCORD AND SATISFACTION

         No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to or support or constitute an accord and satisfaction, notwithstanding any accompanying statement, instrument or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise). Landlord may receive or retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, in such amounts and in such order as Landlord may determine in its reasonable opinion.

         32.  WAIVER

         No assent or consent to changes in or waiver of any part of this Lease shall be deemed or taken as made, unless in writing and attached hereto and endorsed by the Landlord. No covenant or term of this Lease stipulated in favor of the Landlord shall be waived, except by express written consent of the Landlord, whose forbearance or indulgence in any regard whatsoever shall not constitute a waiver of the covenant, agreement or condition to be performed by the Tenant. Until complete performance by the Tenant of such covenant, agreement or condition, the Landlord shall be entitled to invoke any remedies available under this Lease or by law despite such forbearance or indulgence.

         33.  SUBORDINATION

              A. The rights of Tenant hereunder are and shall be subject and subordinate to the lien of any mortgage or deed of trust or the lien resulting from any other method of financing or refinancing, now or hereafter in force or placed against the Building and Lease of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any such mortgage or deed of trust (the "Superior Instruments"). Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant. If, however, a written subordination agreement, consistent with this provision, is required by a mortgagee or beneficiary of a deed of trust, Tenant agrees to execute, acknowledge and deliver the same.

              B. In the event of (a) a transfer of Landlord's interest in the Project, (b) the termination of any ground or underlying lease of the Project, or (c) the purchase or other acquisition of the Project or Landlord's interest therein in a foreclosure sale of by deed in lieu of foreclosure under any mortgage or pursuant to a power of sale contained in any mortgage, then in any of such events Tenant shall, at the request of Landlord or Landlord's successor in interest, attorn to and recognize the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance of the Lease Term, and thereafter this Lease shall continue as a direct lease between such person, as "Landlord", and Tenant, as "Tenant", except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord before such lease termination or before such person's succession to title, nor be subject to any offset, defense or counterclaim accruing before such lease termination or before such person's succession to title, nor be bound by any payment of Rent or Additional Rent for more than one month in advance of such lease termination or before such person's succession to title. Tenant shall, within ten (10) days after request by Landlord or the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease, as the case may be, execute and deliver an instrument or instruments confirming the foregoing provisions of the Section.

Tenant hereby waives the provisions of any present or future law or regulation which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease, or the obligations of Tenant hereunder, upon or as a result of the termination of any such ground or underlying lease or because of any foreclosure, deed in lieu or similar sale.

              C. Any mortgagee of Landlord, or purchaser of the Leased Premises, or beneficiary of a deed of trust, shall be relieved and released from any obligation to return a security deposit in the event such mortgagee, beneficiary of a deed of trust, or purchaser comes into possession of the Leased Premises by reason of foreclosure or trustee's sale (including deed in lieu thereof). Such release does not relieve Landlord of any obligation to return the security deposit.

         34.  TIME

         Time is of the essence hereof.

         35.  BROKER'S INDEMNIFICATION

         As part of the consideration for the granting of this Lease, the Tenant represents and warrants to the Landlord that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Broker of Record, and Tenant agrees to indemnify Landlord against any loss, expense, cost or liability incurred by Landlord as a result of a claim by any other broker or finder claiming through Tenant. Landlord agrees to compensate the Broker of Record in accordance with a separate agreement.

         36.  ANTICIPATORY REPUDIATION

         If, prior to the commencement of the Lease Term, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation a breach of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all Rent paid upon execution of the Lease including the Deposit, if any, and apply it to damages of Landlord incurred as a result of such repudiation including, without limitation, reasonable attorneys' fees and costs, brokerage fees, costs of re-letting and/or loss of rent.

         37.  APPLICABLE LAW

         This Lease shall be governed by and construed according to the laws of the Commonwealth of Virginia.

         38.  SEVERABILITY

         The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term of this Lease is finally held to be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease, as if it never had been contained herein. Such invalidity or unenforceability shall not extend to or otherwise affect any other term of this Lease, and the unaffected terms hereof shall remain in full force and effect to the fullest extent permitted by law.

         39.  BINDING EFFECT

         Subject to the provisions of Section 13, this Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

         40.  ADDENDUM

         Exhibits A-E attached hereto are made a part of this Lease by reference and the terms thereof shall control over any inconsistent provisions in the Lease.

         41.  ENTIRE AGREEMENT; AMENDMENT

This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and the Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. This Lease is the entire agreement between the parties. This Lease shall not be amended or modified except by a writing duly signed by both parties. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

         42.  COUNTERPARTS

         This Lease may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

Executed as of the date noted below.

WITNESS:                                    LANDLORD:

                                            Flint Lee Road, LLC, a Virginia
                                            Limited Liability Company


                                            By:  /s/ Cecil Pruitt, Jr.
-----------------------------                   -----------------------
                                                   Cecil Pruitt, Jr.

                                            Title: Manager
                                            Date:  November 18, 2002




WITNESS/ATTEST:                             TENANT:

                                            Geerlings and Wade, Inc.


/s/ Gregg Kober                             By:   /s/ David R. Pearce
-----------------------------                   -----------------------

                                            Title: Vice President
                                            Date:  November 7, 2002

                              SCHEDULE OF EXHIBITS


              Exhibit A:             Description of Leased Premises

              Exhibit B:             Improvements

              Exhibit C:             Rules and Regulations

              Exhibit D:             Addendum

              Exhibit E:             Confirmation of Commencement Date

                                    EXHIBIT A

                         DESCRIPTION OF LEASED PREMISES


                            (SEE ATTACHED FLOOR PLAN)

                                    EXHIBIT B

                                  IMPROVEMENTS

     Tenant accepts the Premises in the condition existing at Lease execution.

                                    EXHIBIT C

                              RULES AND REGULATIONS

         Reference is made to the Lease dated the 6th of September, 2002 (the "Lease"), to which these Rules and Regulations are attached. Definitions of terms are set forth in the Lease.

         The following rules and regulations have been promulgated for the safety and well-being of all tenants of the Building and to insure compliance with all governmental requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe occupancy in the Project without hindrance by Landlord, or anyone claiming through Landlord, in accordance with the Lease. Any continuing violation of these rules and regulations by Tenant, after notice from Landlord, shall be deemed to be an Event of Default under the Lease.

         Landlord may, upon request by any tenant, waive the compliance by such tenant to any of these rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent; (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future; (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a waiver in writing from the Landlord; and (iv) any such waiver by Landlord shall not relieve such tenant from any obligation or liability of such tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of tenant's failure to comply with any such rule or regulation.

         1. The Common Areas, including sidewalks, entrance passages, courts, vestibules, stairways, corridors, halls or other parts of the Project shall remain unencumbered to provide safe and unobstructed ingress and egress to and from each tenant's premises, and Tenant, at Tenant's own expense, shall keep the sidewalks directly in front of the premises clean and free from snow, ice, dirt and debris. Landlord shall have the right to control and operate the public portions of the Project for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit its employees, agents, or invitees to interfere with the use and enjoyment by other tenants of the Common Areas and other public portions or facilities of the Project.

         2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

         3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or Common Areas without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned.

         4. All plumbing fixtures shall be used only for the purposes for which they are designed and constructed. No sweepings, rubbish, rags, chemicals, paints, cleaning fluids or other substances shall be thrown in the sinks or other plumbing fixtures. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, invitees, contractors, assignees, guests, visitors or licensees, shall have caused the same.

         5. There shall be no marking, painting, drilling into or any defacing of the Building or any part of the Leased Premises visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the Leased Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and as approved prior to the installation thereof by Landlord, which approval shall not be unreasonably withheld. No loud speaker or sound system shall be constructed, maintained, used or operated outside of the Leased Premises.

         6. No vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the premises, and no cooking (except for hot-plate and microwave cooking by any tenant's employees for their own consumption, the equipment for and location of which are first approved by Landlord) shall be done or permitted by any tenant on the premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the premises. Notwithstanding the foregoing, such vehicles and animals as are actually utilized by disabled persons due to their disability shall be allowed on the premises upon prior written notice to Landlord.

         7. The use of the premises by each tenant has been approved by Landlord prior to execution of the Lease and such use may not be changed without the prior approval of Landlord.

         8. No tenant shall make any disturbing noises or disturb or interfere with occupants of the Building or neighborhood buildings or premises or those having business with them. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

         9. Only office trash may be disposed of or placed in the container specified by Landlord. Said trash shall be placed outside of the Leased Premises and prepared for collection in the manner and at the time and place specified by Landlord. Each tenant is responsible for removing from the Leased Premises and the Project any other items of its refuse, garbage, debris, pallets or trash. Under no circumstances shall any tenant burn any refuse, garbage, debris, pallets or trash of any kind in or about the Leased Premises.

              Tenant shall not place any refuse, garbage, debris or non-office trash outside of the Leased Premises or anywhere in the Project that is unsightly or blocks access to any other tenant or to the containers placed by Landlord for office trash collection. Any refuse, garbage, debris or non-office trash so placed shall be removed by each tenant at its expense within twelve
(12) hours of notification to do so by Landlord. If any tenant fails to respond in a timely and workmanlike manner, Landlord shall arrange removal at the offending tenant's risk and expense.

         10. No flammable, combustible or explosive fluid chemical or Hazardous Materials shall be brought or stored upon the premises except with the consent of Landlord, and in accordance with Environmental Laws. Tenant may store and use minimal quantities of cleaning agents and other substances that are customarily used in offices for operation of equipment provided that such substances are used and stored in accordance with Environmental Laws.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in the existing locks or the mechanism thereof without the prior written consent of Landlord. The doors leading to the corridors or main halls shall be kept closed during business hours except when in use for ingress or egress. Each tenant shall, upon the termination of his tenancy, return to the Landlord all keys either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

         12. Landlord reserves the right to exclude from the Project any person who is not known or does not properly identify himself to the Building management, security guard on duty or security system monitor. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building.

         13. The premises shall not, at any time, be used for lodging, sleeping or any immoral or illegal purpose.

         14. Each tenant, before closing and leaving the premises at night, shall see that all windows are closed and all lights turned off, except those left on for security purposes.

         15. Tenant shall not request that Landlord's employees perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and all special requirements will be billed to each tenant (and paid with the next installation of Rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and each tenant.

         16. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent them.

         17. No hand trucks shall be used in any space or in the Common Areas of the Building except those equipped with rubber tires and side guards. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries for Tenant to the Building.

         18. Mats, trash, or other objects shall not be placed in the public corridors.

                                    EXHIBIT D

                                    ADDENDUM

                                      None

                                    EXHIBIT E

                        CONFIRMATION OF COMMENCEMENT DATE

      Flint Lee Road, LLC ("Landlord"), and Geerlings and Wade, Inc. ("Tenant"), have entered into a certain Deed of Lease Agreement dated as of the 6th of September, 2002 (the "Lease"). Landlord and Tenant hereby agree that for all Lease purposes, the "Lease Commencement Date" is November 1, 2002 and the expiration date is October 31, 2005.

DATE: September 6, 2002


                                             LANDLORD:

                                             Flint Lee Road, LLC, a Virginia
                                             Limited Liability Company

                                             By: /s/ Cecil Pruitt
                                                -------------------------------
                                             Name: Cecil Pruitt, Jr.
                                                  -----------------------------
                                             Title: Manager
                                                   ----------------------------


                                             TENANT:

                                             Geerlings and Wade, Inc.

                                             By: /s/ David R. Pearce
                                                -------------------------------
                                             Name: David R. Pearce
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------